Exhibit 99.1

Ventas Reports 2022 First Quarter Results

CHICAGO--(BUSINESS WIRE)--May 5, 2022--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the first quarter ended March 31, 2022.

Highlights

  Net Income Attributable to Common Stockholders (“Net Income”) per share of $0.10
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.79, inclusive of the benefit of $33 million or 8 cents per share of HHS Grants received during the quarter and previously communicated
  Total Company year-over-year same-store cash Net Operating Income* (“NOI”) growth of 5.8% for the first quarter 2022, excluding the benefit of HHS Grants received
  First quarter 2022 SHOP segment year-over-year same-store cash NOI* growth of 14.2%, excluding the benefit of HHS Grants received, at the high-end of the guidance range, driven by same-store revenue growth of nearly 10%
  Approximately $500 million of closed or committed new investments year-to-date, principally in senior housing and life science, research & innovation
  Second quarter 2022 guidance for Net Income per share of ($0.03) - $0.01, Normalized FFO* per share of $0.69 - $0.73 and year-over-year same-store cash NOI* growth in the SHOP segment of 2 - 10%

CEO Remarks

“We are pleased that we grew first quarter year-over-year Normalized FFO and SHOP same-store cash NOI for the first time since the pandemic began (excluding the benefit of HHS Grants in both periods). These strong results underscore the positive momentum of our high-quality portfolio and the powerful senior housing recovery now underway. Our SHOP communities benefitted from strong demand and pricing power during the quarter, demonstrating the strength, resiliency and potential of the assets, and overcoming inflationary impacts and the effects of COVID-19,” said Debra A. Cafaro, Ventas Chairman and CEO.

“As we look to the second quarter of 2022, we are again projecting that our earnings will benefit from continued attractive year-over-year organic growth in our SHOP segment and contribution from investments in senior housing, life science and medical office over the last twelve months. Based on favorable supply and demand fundamentals, we continue to expect sustained improvement in SHOP same-store cash NOI through 2022. We believe that our steadfast focus on execution and the decisive actions we continue to take position us to drive superior and sustainable value for our shareholders,” Cafaro concluded.

*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

First Quarter 2022 Enterprise Results

(per share)
	Quarter Ended March 31,
	2022	2021	$ Change	% Change
Attributable Net Income (Loss)	$0.10	($0.15)	$0.25	n/a
Nareit FFO*	$0.81	$0.67	$0.14	21%
Normalized FFO*	$0.79	$0.72	$0.07	10%

*This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

  The above earnings measures include $32.8 million ($0.08 per share) benefit of HHS Grants (defined below) in the first quarter of 2022 and include $13.6 million ($0.04 per share) benefit of HHS Grants in the first quarter of 2021.

First Quarter 2022 Property Results

	1Q22 (Quarterly Pools) Year-Over-Year Same-Store Cash NOI* Growth
Business Segment	Assets	% Change	% Change (ex. HHS Grants)[1]
SHOP	321	25.8%	14.2%
Triple-Net	331	0.6%	0.6%
Office	332	4.6%	4.6%
Total Company	984	9.5%	5.8%

*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

[1]

SHOP same-store growth adjusted to exclude the benefit of HHS Grants received to partially offset direct COVID-19 costs incurred by the Company to date. The HHS Grants are recorded as a contra expense within SHOP operating expenses, net of any applicable fees to SHOP operators. The quarterly pools include a ~$21.1M net benefit attributable to HHS Grants received in 1Q22 and a ~$7.6M net benefit attributable to HHS Grants received in 1Q21.

SHOP Portfolio (37% of Total Portfolio)

Excluding HHS Grants, SHOP year-over-year same-store cash NOI growth of 14.2% in the first quarter of 2022 was driven by continued robust demand, increased occupancy and pricing power, which outpaced inflationary expense pressures and the continuing impacts of COVID-19 in the quarter.

  Clinical: Consistent with broader US trends, COVID-19 resident and staff confirmed cases increased sharply in January and February in Ventas’s SHOP communities but have since declined.
  Leading Indicators: Robust demand resulted in leads and move-ins consistently trending at over 100% of pre-pandemic levels in the quarter, outperforming typical seasonal patterns.
  Revenue: In the first quarter, same-store revenue increased by nearly 10% versus the prior year due to the positive trends in occupancy and RevPOR.
    Same-store average occupancy grew year-over-year by 420 basis points to 83.0% in the first quarter 2022, ahead of the guidance midpoint of 410 basis points.
    Same-store RevPOR increased by 4.2% versus the prior year. RevPOR benefited from strong in-place resident rate increases approximating 8% in the first quarter 2022 in the U.S., and improving re-leasing spreads. Pricing for new residents continued to trend positively despite industry occupancy well below stabilized levels.
  Excluding HHS Grants, same-store operating expenses grew 8% year-over-year, driven by macro inflationary impacts throughout the quarter on labor, utilities and other operating expenses.

Triple-Net Portfolio (31% of Total Portfolio)

  Triple-Net year-over-year same-store cash NOI increased by 0.6%, driven by contractual escalators, partially offset by reduced payments from select senior housing tenants due to the continued pandemic impact.

Office Portfolio (30% of Total Portfolio)

  Office year-over-year same-store cash NOI increased by 4.6%, driven by contractual escalators, strong leasing, collection of holdover rent and continued recovery in parking revenue.

Select Investment Activity

Year-to-date in 2022, the Company continued to grow its superior, well positioned portfolio by closing on or committing to approximately $500 million in relationship-driven investments, consistent with its priorities of investing in senior housing and life science, research & innovation:

  Mangrove Bay: In February 2022, the Company closed on the previously announced acquisition of Mangrove Bay, a Class A senior housing community in the highly sought-after Jupiter, Florida market for $107 million at an attractive in-place yield of nearly 6%.
  Le Groupe Maurice: Continuing its successful track record of development with its partner Le Groupe Maurice, Ventas announced that it expects to break ground on a new $90 million, 362-unit senior housing development project in the attractive Montreal, Quebec market.
  3440 Market: Ventas expanded its presence and offerings to its tenants in the exciting uCity, Philadelphia submarket with the value-add acquisition and intended redevelopment of 3440 Market for $73 million, inclusive of redevelopment costs. Located adjacent to existing Ventas life science buildings, the expected yield after redevelopment is 7%.
  Medical Office: The Company completed the previously announced acquisition of 18 MOBs comprising 732,000 square feet 100% leased to Ardent Health Services for a twelve-year term. The price was $204 million, reflecting a ~6% GAAP yield. Ventas also completed the $40 million acquisition of Eating Recovery Center, a Class-A behavioral health facility located in Denver, CO at a 6.6% GAAP yield. The asset is 100% net leased with 12 years remaining in the lease term.

Second Quarter 2022 Guidance

The Company currently expects to report second quarter 2022 Net Income (Loss) Attributable to Common Stockholders, Nareit FFO and Normalized FFO per share and same-store cash NOI growth within the following ranges:

	2Q22 Guidance
	Per Share
	Low		High

Net Income (Loss) Attributable to Common Stockholders	($0.03)	-	$0.01
Nareit FFO*	$0.66	-	$0.70
Normalized FFO*	$0.69	-	$0.73
	2Q22 Guidance: Same-Store Cash NOI Growth
	(vs. 2Q21, Quarterly Pools)
	Percentage Change
Business Segment	Low		High
SHOP[1]	2.0%	-	10.0%
Triple-Net	(3.0%)	-	(1.5%)
Office	1.75%	-	2.25%
Total Company	0.0%	-	3.0%
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

[1]	Excluding the benefit of HHS Grants in all periods.

Key assumptions underlying the second quarter 2022 guidance include:

  SHOP: We anticipate approximately 10% year-over-year revenue growth at the midpoint of the same-store cash NOI guidance range driven by the expected combination of approximately 400 basis points of occupancy growth and improved rates. Revenue growth is expected to be partially offset by continued inflationary expense pressure, with the SHOP same-store cash NOI guidance range principally a function of operating expense assumptions.
  Office: Same-store cash NOI growth is expected to be driven by contractual escalators, leasing and parking. As previously communicated, Normalized FFO will be reduced by ($0.01) per share sequentially due to the proposed redevelopment into high demand lab space at two R&I properties, following the move-out of two tenants enabling the contemplated projects.
  Triple-Net: As previously communicated, Normalized FFO will be impacted by ($0.01) per share sequentially due to lease resolutions with senior housing triple-net tenants who were materially affected by the COVID-19 pandemic. Ventas expects to receive the benefit of upward future performance in these assets through revenue or NOI-based payments.
  General and Administrative Expenses: We anticipate the Normalized FFO impact of second quarter general and administrative expenses to be approximately $34 million to $36 million.
  Transactions: The guidance does not assume any new or unannounced material acquisitions or capital markets activities.
  Dispositions: We expect disposition proceeds of $200 million principally in the second half of 2022.

Please see below for further discussion and our definitions of non-GAAP measures along with reconciliations to the most directly comparable GAAP measure. We will provide additional detail regarding our second quarter outlook and assumptions on the first quarter 2022 conference call.

Investor Presentation

A presentation outlining the Company’s first quarter results, second quarter guidance and key assumptions, and a business update is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its first quarter 2022 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by any reference into, and is not part of, this document.

First Quarter 2022 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, May 6, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the section titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, changes in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (s) disruptions to the management and operations of our business and the uncertainties caused by activist investors; and (t) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Assets
Real estate investments:
Land and improvements	$2,452,474	$2,432,065	$2,395,751	$2,231,836	$2,235,773
Buildings and improvements	26,186,628	25,778,490	25,519,840	24,269,450	24,250,630
Construction in progress	275,896	269,315	298,982	288,910	310,547
Acquired lease intangibles	1,373,364	1,369,747	1,372,462	1,200,574	1,212,263
Operating lease assets	318,679	317,858	323,950	328,707	343,072
	30,607,041	30,167,475	29,910,985	28,319,477	28,352,285
Accumulated depreciation and amortization	(8,624,820)	(8,350,637)	(8,118,990)	(8,189,447)	(8,030,524)
Net real estate property	21,982,221	21,816,838	21,791,995	20,130,030	20,321,761
Secured loans receivable and investments, net	530,388	530,126	530,439	596,171	615,037
Investments in unconsolidated real estate entities	541,914	523,465	507,880	494,239	471,243
Net real estate investments	23,054,523	22,870,429	22,830,314	21,220,440	21,408,041
Cash and cash equivalents	149,599	149,725	143,770	233,837	169,661
Escrow deposits and restricted cash	49,848	46,872	52,752	40,931	40,551
Goodwill	1,045,663	1,046,140	1,046,070	1,051,832	1,051,780
Assets held for sale	26,231	28,399	316,769	90,002	59,860
Deferred income tax assets, net	11,152	11,152	11,496	11,486	11,610
Other assets	613,091	565,069	643,253	855,786	810,760
Total assets	$24,950,107	$24,717,786	$25,044,424	$23,504,314	$23,552,263
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,413,743	$12,027,544	$12,078,835	$11,761,545	$11,759,299
Accrued interest	93,564	106,602	90,013	105,883	91,390
Operating lease liabilities	195,668	197,234	199,551	205,484	206,426
Accounts payable and other liabilities	1,079,596	1,090,254	1,142,822	1,122,171	1,109,279
Liabilities related to assets held for sale	8,411	10,850	20,518	4,568	3,853
Deferred income tax liabilities	52,750	59,259	65,196	68,097	65,777
Total liabilities	13,843,732	13,491,743	13,596,935	13,267,748	13,236,024
Redeemable OP unitholder and noncontrolling interests	313,685	280,283	280,344	252,662	244,619
Commitments and contingencies
Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 399,623; 399,420; 399,177; 375,204 and 375,068 shares issued at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively	99,888	99,838	99,777	93,784	93,750
Capital in excess of par value	15,478,467	15,498,956	15,504,210	14,187,577	14,186,692
Accumulated other comprehensive loss	(59,296)	(64,520)	(67,601)	(58,290)	(52,497)
Retained earnings (deficit)	(4,821,653)	(4,679,889)	(4,459,630)	(4,340,052)	(4,257,001)
Treasury stock, 0; 0; 1; 6 and 14 shares issued at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively	—	—	(40)	(320)	(789)
Total Ventas stockholders' equity	10,697,406	10,854,385	11,076,716	9,882,699	9,970,155
Noncontrolling interests	95,284	91,375	90,429	101,205	101,465
Total equity	10,792,690	10,945,760	11,167,145	9,983,904	10,071,620
Total liabilities and equity	$24,950,107	$24,717,786	$25,044,424	$23,504,314	$23,552,263

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenues
Rental income:
Triple-net leased	$151,561	$159,885
Office	200,540	197,455
	352,101	357,340
Resident fees and services	651,121	528,650
Office building and other services revenue	3,949	4,950
Income from loans and investments	9,847	19,010
Interest and other income	536	341
Total revenues	1,017,554	910,291
Expenses
Interest	110,794	110,767
Depreciation and amortization	289,064	314,148
Property-level operating expenses:
Senior living	475,530	417,829
Office	63,183	63,946
Triple-net leased	4,008	4,825
	542,721	486,600
Office building and other services costs	1,313	618
General, administrative and professional fees	42,998	40,309
Loss on extinguishment of debt, net	—	27,090
Transaction expenses and deal costs	19,992	4,617
Allowance on loans receivable and investments	(54)	(8,902)
Other	(27,190)	(9,428)
Total expenses	979,638	965,819
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	37,916	(55,528)
Loss from unconsolidated entities	(4,269)	(250)
Gain on real estate dispositions	2,455	2,533
Income tax benefit (expense)	4,490	(2,153)
Income (loss) from continuing operations	40,592	(55,398)
Net income (loss)	40,592	(55,398)
Net income attributable to noncontrolling interests	1,860	1,811
Net income (loss) attributable to common stockholders	$38,732	$(57,209)
Earnings per common share
Basic:
Income (loss) from continuing operations	$0.10	$(0.15)
Net income (loss) attributable to common stockholders	0.10	(0.15)
Diluted:[1]
Income (loss) from continuing operations	$0.10	$(0.15)
Net income (loss) attributable to common stockholders	0.10	(0.15)
Weighted average shares used in computing earnings per common share
Basic	399,297	374,669
Diluted	403,260	377,922
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Revenues
Rental income:
Triple-net leased	$151,561	$153,336	$181,379	$159,223	$159,885
Office	200,540	194,781	201,673	200,388	197,455
	352,101	348,117	383,052	359,611	357,340
Resident fees and services	651,121	647,360	558,039	535,952	528,650
Office building and other services revenue	3,949	3,924	5,841	5,381	4,950
Income from loans and investments	9,847	9,577	28,729	17,665	19,010
Interest and other income	536	13,466	417	585	341
Total revenues	1,017,554	1,022,444	976,078	919,194	910,291
Expenses
Interest	110,794	110,455	108,816	110,051	110,767
Depreciation and amortization	289,064	318,959	313,596	250,700	314,148
Property-level operating expenses:
Senior living	475,530	515,427	453,659	424,813	417,829
Office	63,183	61,704	66,401	64,950	63,946
Triple-net leased	4,008	2,810	3,268	4,432	4,825
	542,721	579,941	523,328	494,195	486,600
Office building and other services costs	1,313	2,635	522	658	618
General, administrative and professional fees	42,998	28,602	30,259	30,588	40,309
Loss (gain) on extinguishment of debt, net	—	2,491	29,792	(74)	27,090
Transaction expenses and deal costs	19,992	19,318	22,662	721	4,617
Allowance on loans receivable and investments	(54)	(61)	(60)	(59)	(8,902)
Other	(27,190)	26,355	33,673	(13,490)	(9,428)
Total expenses	979,638	1,088,695	1,062,588	873,290	965,819
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	37,916	(66,251)	(86,510)	45,904	(55,528)
(Loss) income from unconsolidated entities	(4,269)	(2,306)	2,772	4,767	(250)
Gain on real estate dispositions	2,455	24,705	150,292	41,258	2,533
Income tax benefit (expense)	4,490	4,747	(3,780)	(3,641)	(2,153)
Income (loss) from continuing operations	40,592	(39,105)	62,774	88,288	(55,398)
Net income (loss)	40,592	(39,105)	62,774	88,288	(55,398)
Net income attributable to noncontrolling interests	1,860	1,749	2,094	1,897	1,811
Net income (loss) attributable to common stockholders	$38,732	$(40,854)	$60,680	$86,391	$(57,209)
Earnings per common share
Basic:
Income (loss) from continuing operations	$0.10	$(0.10)	$0.16	$0.24	$(0.15)
Net income (loss) attributable to common stockholders	0.10	(0.10)	0.16	0.23	(0.15)
Diluted:[1]
Income (loss) from continuing operations	$0.10	$(0.10)	$0.16	$0.23	$(0.15)
Net income (loss) attributable to common stockholders	0.10	(0.10)	0.16	0.23	(0.15)
Weighted average shares used in computing earnings per common share
Basic	399,297	399,142	381,996	375,067	374,669
Diluted	403,260	403,108	385,523	378,408	377,922

1	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD)
(unaudited)
	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$40,592	$(55,398)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	289,064	314,148
Amortization of deferred revenue and lease intangibles, net	(17,401)	(14,766)
Other non-cash amortization	3,109	5,272
Allowance on loans receivable and investments	(54)	(8,902)
Stock-based compensation	15,796	16,072
Straight-lining of rental income	(3,841)	(3,863)
Loss on extinguishment of debt, net	—	27,090
Gain on real estate dispositions	(2,455)	(2,533)
Gain on real estate loan investments	—	(74)
Income tax (benefit) expense	(5,805)	503
Loss from unconsolidated entities	4,269	250
Distributions from unconsolidated entities	4,356	3,897
Other	(24,324)	(14,379)
Changes in operating assets and liabilities:
Increase in other assets	(18,177)	(5,100)
Decrease in accrued interest	(13,201)	(20,234)
Increase (decrease) in accounts payable and other liabilities	2,625	(4,390)
Net cash provided by operating activities	274,553	237,593
Cash flows from investing activities:
Net investment in real estate property	(343,792)	(210)
Investment in loans receivable	(5,117)	(186)
Proceeds from real estate disposals	6,124	8,083
Proceeds from loans receivable	177	16,419
Development project expenditures	(37,591)	(58,598)
Capital expenditures	(36,728)	(29,674)
Investment in unconsolidated entities	(23,790)	(38,452)
Insurance proceeds for property damage claims	3,391	6
Net cash used in investing activities	(437,326)	(102,612)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(9,867)	5,144
Net change in borrowings under commercial paper program	356,674	214,978
Proceeds from debt	70,029	31,157
Repayment of debt	(65,000)	(445,050)
Purchase of noncontrolling interests	(170)	—
Payment of deferred financing costs	(427)	(17,343)
Issuance of common stock, net	—	11,075
Cash distribution to common stockholders	(180,021)	(168,763)
Cash distribution to redeemable OP unitholders	(1,534)	(1,842)
Cash issued for redemption of OP Units	—	(25)
Contributions from noncontrolling interests	19	5
Distributions to noncontrolling interests	(3,983)	(2,653)
Proceeds from stock option exercises	5,794	2,106
Other	(6,132)	(5,856)
Net cash provided by (used in) financing activities	165,382	(377,067)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,609	(242,086)
Effect of foreign currency translation	241	658
Cash, cash equivalents and restricted cash at beginning of period	196,597	451,640
Cash, cash equivalents and restricted cash at end of period	$199,447	$210,212

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands USD)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$3,171	$468
Other assets	47	—
Other liabilities	2,624	—
Deferred income tax liability	594	—
Noncontrolling interests	—	468

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD, unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Cash flows from operating activities:
Net income (loss)	$40,592	$(39,107)	$62,774	$88,288	$(55,398)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	289,064	318,959	313,596	250,700	314,148
Amortization of deferred revenue and lease intangibles, net	(17,401)	(17,175)	(40,069)	(16,785)	(14,766)
Other non-cash amortization	3,109	3,023	4,567	4,847	5,272
Allowance on loans receivable and investments	(54)	(61)	(60)	(59)	(8,902)
Stock-based compensation	15,796	5,801	4,700	5,393	16,072
Straight-lining of rental income	(3,841)	(4,302)	(2,999)	(3,304)	(3,863)
Loss (gain) on extinguishment of debt, net	—	2,491	29,792	(74)	27,090
Gain on real estate dispositions	(2,455)	(24,705)	(150,292)	(41,258)	(2,533)
Gain on real estate loan investments	—	558	(1,932)	—	(74)
Income tax (benefit) expense	(5,805)	(5,880)	2,146	2,007	503
Loss (income) from unconsolidated entities	4,269	2,306	(2,767)	(4,762)	250
Distributions from unconsolidated entities	4,356	9,860	2,986	2,583	3,897
Other	(24,324)	27,236	34,011	(20,462)	(14,379)
Changes in operating assets and liabilities:
Increase in other assets	(18,177)	(5,520)	(23,433)	(20,518)	(5,100)
(Decrease) increase in accrued interest	(13,201)	16,492	(16,682)	14,502	(20,234)
Increase (decrease) in accounts payable and other liabilities	2,625	(24,175)	15,121	30,165	(4,390)
Net cash provided by operating activities	274,553	265,801	231,459	291,263	237,593
Cash flows from investing activities:
Net investment in real estate property	(343,792)	(265,842)	(1,103,000)	—	(210)
Investment in loans receivable	(5,117)	(105)	(101)	(97)	(186)
Proceeds from real estate disposals	6,124	343,135	381,453	107,767	8,083
Proceeds from loans receivable	177	45,391	266,225	20,056	16,419
Development project expenditures	(37,591)	(43,045)	(73,755)	(72,296)	(58,598)
Capital expenditures	(36,728)	(65,964)	(45,189)	(44,448)	(29,674)
Distributions from unconsolidated entities	—	—	17,847	—	—
Investment in unconsolidated entities	(23,790)	(22,151)	(38,829)	(29,859)	(38,452)
Insurance proceeds for property damage claims	3,391	784	111	384	6
Net cash used in investing activities	(437,326)	(7,797)	(595,238)	(18,493)	(102,612)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(9,867)	18,666	(39,934)	(109,275)	5,144
Net change in borrowings under commercial paper program	356,674	(90,014)	199,959	(44,994)	214,978
Proceeds from debt	70,029	619,419	646,593	237,129	31,157
Repayment of debt	(65,000)	(610,581)	(933,085)	(120,901)	(445,050)
Purchase of noncontrolling interests	(170)	(12,739)	(11,485)	—	—
Payment of deferred financing costs	(427)	(3,558)	(5,832)	(433)	(17,343)
Issuance of common stock, net	—	—	603,188	3,175	11,075
Cash distribution to common stockholders	(180,021)	(179,916)	(169,134)	(169,075)	(168,763)
Cash distribution to redeemable OP unitholders	(1,534)	(1,361)	(2,236)	(1,322)	(1,842)
Cash issued for redemption of OP Units	—	—	(34)	(37)	(25)
Contributions from noncontrolling interests	19	1,696	5	25	5
Distributions to noncontrolling interests	(3,983)	(1,792)	(3,197)	(5,935)	(2,653)
Proceeds from stock option exercises	5,794	2,501	847	2,715	2,106
Other	(6,132)	(1,175)	806	(78)	(5,856)
Net cash provided by (used in) financing activities	165,382	(258,854)	286,461	(209,006)	(377,067)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,609	(850)	(77,318)	63,764	(242,086)
Effect of foreign currency translation	241	925	(928)	792	658
Cash, cash equivalents and restricted cash at beginning of period	196,597	196,522	274,768	210,212	451,640
Cash, cash equivalents and restricted cash at end of period	$199,447	$196,597	$196,522	$274,768	$210,212

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands USD)
(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$3,171	$2,371	$1,317,149	$—	$468
Other assets	47	781	16,132	—	—
Debt	—	(1,591)	484,073	—	—
Other liabilities	2,624	4,296	97,960	—	—
Deferred income tax liability	594	446	—	—	—
Noncontrolling interests	—	—	—	—	468
Equity issued	—	—	751,248	—	—
Equity issued for redemption of OP Units	—	—	76	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)[1]
and Funds Available for Distribution Attributable to Common Stockholders (FAD)[1]
(In thousands, except per share amounts; dollars in USD)
(unaudited)

						Q1 YoY
	2021				2022	Growth
	Q1	Q2	Q3	Q4	Q1	’21-’22
Net (loss) income attributable to common stockholders	$(57,209)	$86,391	$60,680	$(40,854)	$38,732	168%
Net (loss) income attributable to common stockholders per share [2]	$(0.15)	$0.23	$0.16	$(0.10)	$0.10	167%
Adjustments:
Depreciation and amortization on real estate assets	312,869	249,527	312,524	317,936	288,103
Depreciation on real estate assets related to noncontrolling interests	(4,618)	(4,678)	(4,641)	(4,561)	(4,449)
Depreciation on real estate assets related to unconsolidated entities	4,018	4,615	4,474	4,781	7,265
Gain on real estate dispositions	(2,533)	(41,258)	(150,292)	(24,705)	(2,455)
(Loss) gain on real estate dispositions related to noncontrolling interests	—	(7)	232	77	17
Subtotal: FFO adjustments	309,736	208,199	162,297	293,528	288,481
Subtotal: FFO adjustments per share	$0.82	$0.55	$0.42	$0.73	$0.72
FFO (Nareit) attributable to common stockholders	$252,527	$294,590	$222,977	$252,674	$327,213	30%
FFO (Nareit) attributable to common stockholders per share	$0.67	$0.78	$0.58	$0.63	$0.81	21%

Adjustments:
Change in fair value of financial instruments	(21,008)	(23,211)	25,451	19,975	(29,881)
Non-cash income tax expense (benefit)	1,344	1,166	2,146	(5,880)	(5,805)
Loss (gain) on extinguishment of debt, net	27,090	(74)	34,654	2,888	—
(Gain) loss on transactions related to unconsolidated entities	(21)	(10)	(8,808)	2,511	(3)
Transaction expenses and deal costs	5,360	1,769	25,531	22,214	21,288
Amortization of other intangibles	116	116	(22,085)	226	268
Other items related to unconsolidated entities	101	43	987	348	131
Non-cash impact of changes to equity plan	8,741	(2,298)	(2,359)	(2,288)	7,206
Natural disaster expenses (recoveries), net	5,127	3,128	1,552	340	(3,709)
Allowance on loan investments, net of noncontrolling interests	(8,900)	(57)	(58)	(59)	(53)
Subtotal: Normalized FFO adjustments	17,950	(19,428)	57,011	40,275	(10,558)
Subtotal: Normalized FFO adjustments per share	$0.05	$(0.05)	$0.15	$0.10	$(0.03)
Normalized FFO attributable to common stockholders	$270,477	$275,162	$279,988	$292,949	$316,655	17%
Normalized FFO attributable to common stockholders per share	$0.72	$0.73	$0.73	$0.73	$0.79	10%

Adjustments:
Deferred revenue and lease intangibles, net	(14,766)	(14,779)	(14,182)	(14,166)	(14,247)
Other non-cash amortization, including fair market value of debt	5,272	4,847	4,567	3,023	3,109
Stock-based compensation	7,331	7,691	7,059	8,089	8,589
Straight-lining of rental income	(3,863)	(3,304)	(3,567)	(4,302)	(3,841)
FAD Capital Expenditures	(28,506)	(42,651)	(42,393)	(56,546)	(28,078)
Subtotal: Operating FAD adjustments	(34,532)	(48,196)	(48,516)	(63,902)	(34,468)
Operating FAD attributable to common stockholders	$235,945	$226,966	$231,472	$229,047	$282,187	20%
Transaction expenses and deal costs	(5,360)	(1,769)	(25,531)	(22,214)	(21,288)
Other items related to unconsolidated entities	(101)	(43)	(987)	(348)	(131)
FAD attributable to common stockholders	$230,484	$225,154	$204,954	$206,485	$260,768	13%
Weighted average diluted shares	377,922	378,408	385,523	403,108	403,260

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, Normalized FFO, FAD and Operating FAD to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Further, the Company believes that FAD and Operating FAD are useful supplemental measures of the Company’s operating performance that would not otherwise be available and may be useful to investors in assessing the Company’s operating performance and performance as a REIT. The Company believes FAD and Operating FAD may provide investors with useful supplemental information regarding the Company’s ability to generate income from its operating performance and the impact of the Company’s operating performance on its ability to make distributions to its stockholders. The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and entities. Adjustments for unconsolidated partnerships and entities will be calculated to reflect FFO on the same basis. The Company defines Normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) transaction costs and expenses, including amortization of intangibles, transition and integration expenses and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) net expenses or recoveries related to natural disasters and (h) any other incremental items set forth in the Normalized FFO reconciliation included herein.

Operating FAD represents Normalized FFO (i) excluding non-cash components and straight-line rent adjustments and (ii) including the impact of FAD Capital Expenditures. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company; (ii) Office Building and Triple-Net leasing commissions paid to third-party agents; and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first-generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically commenced within the first 12 months after acquisition or transition.

FAD represents Operating FAD after including the impact of transaction expenses, deal costs and unusual items related to unconsolidated entities.

FFO, Normalized FFO, FAD and Operating FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, Normalized FFO, FAD and Operating FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, Normalized FFO, FAD and Operating FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Income and FFO Attributable to Common Stockholders Second Quarter 2022 Guidance [1,2,3]
(In millions, except per share amounts; dollars in USD)
(unaudited)

	Q2 2022 Guidance
	Tentative / Preliminary and Subject to Change
	Q2 2022		Q2 2022 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	($13)	$5	($0.03)	$0.01

Depreciation and Amortization Adjustments	280	278	0.69	0.69
Gain on Real Estate Dispositions	—	—	0.00	0.00
Other Adjustments[4]	—	—	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders	$267	$283	$0.66	$0.70

Transaction Expenses and Deal Costs	13	12	0.03	0.03
Natural Disaster Expenses (Recoveries), Net	5	5	0.01	0.01
Other Adjustments[4]	(6)	(5)	(0.01)	(0.01)

Normalized FFO Attributable to Common Stockholders	$278	$294	$0.69	$0.73
% Year-Over-Year Growth			(5%)	—%

Weighted Average Diluted Shares (in millions)	403	403

1

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store cash NOI is at constant currency.
3	Totals may not add due to minor corporate-level adjustments.
[4]

Other Adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO) and Funds Available for Distribution Attributable to Common Stockholders (FAD)” above.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands USD)
(unaudited)

For the Three Months Ended March 31, 2022
Net income attributable to common stockholders	$38,732
Adjustments:
Interest	110,794
Taxes (including tax amounts in general, administrative and professional fees)	(3,147)
Depreciation and amortization	289,064
Non-cash stock-based compensation expense	15,796
Transaction expenses and deal costs	19,992
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(6,413)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	18,543
Gain on real estate dispositions	(2,455)
Unrealized foreign currency loss	77
Change in fair value of financial instruments	(29,859)
Natural disaster recoveries, net	(3,474)
Allowance on loan investments, net of noncontrolling interests	(53)
Adjusted EBITDA	$447,597
Adjustment for current period activity	(563)
Adjusted Pro Forma EBITDA	$447,034

Adjusted Pro Forma EBITDA annualized	$1,788,136

Total debt	$12,413,743
Cash	(149,599)
Restricted cash pertaining to debt	(24,334)
Partners’ share of consolidated debt	(280,971)
Ventas share of nonconsolidated debt	370,896
Net debt	$12,329,735

Net debt to Adjusted Pro Forma EBITDA	6.9 x
1	Totals may not add due to rounding.

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (i) gains or losses on extinguishment of debt; (ii) partners’ share of EBITDA of consolidated entities; (iii) transaction expenses and deal costs; (iv) net gains or losses on real estate activity; (v) gains or losses on re-measurement of equity interest upon acquisition; (vi) changes in the fair value of financial instruments; (vii) unrealized foreign currency gains or losses; (viii) net expenses or recoveries related to natural disasters; and (ix) non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items.

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands USD, unaudited)

For the Three Months Ended March 31, 2022 and 2021

	For the Three Months Ended March 31, 2022
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$38,732
Adjustments:
Interest and other income					(536)
Interest expense					110,794
Depreciation and amortization					289,064
General, administrative and professional fees					42,998
Transaction expenses and deal costs					19,992
Allowance on loans receivable and investments					(54)
Other					(27,190)
Loss from unconsolidated entities					4,269
Gain on real estate dispositions					(2,455)
Income tax benefit					(4,490)
Net income attributable to noncontrolling interests					1,860
Reported segment NOI	$147,553	$175,591	$137,974	$11,866	$472,984
Adjustments:
Straight-lining of rental income	(1,056)	—	(2,785)	—	(3,841)
Non-cash rental income	(11,716)	—	(5,698)	—	(17,414)
NOI not included in cash NOI[1]	(448)	(1,145)	(349)	—	(1,942)
Non-segment NOI	—	—	—	(11,866)	(11,866)
Cash NOI	134,333	174,446	129,142	—	437,921
Adjustments:
Cash NOI not included in same-store	(1,531)	(39,434)	(4,402)	—	(45,367)
Same-store cash NOI - constant currency	$132,802	$135,012	$124,740	$—	$392,554
Percentage increase - constant currency	0.6%	25.8%	4.6%		9.5%
Adjusted Same-store cash NOI:
Less HHS Grants received	—	(21,120)	—	—	(21,120)
Adjusted Same-store cash NOI - constant currency	$132,802	$113,892	$124,740	$—	$371,434
Adjusted percentage increase - constant currency	0.6%	14.2%	4.6%		5.8%

	For the Three Months Ended March 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net loss attributable to common stockholders					$(57,209)
Adjustments:
Interest and other income					(341)
Interest expense					110,767
Depreciation and amortization					314,148
General, administrative and professional fees					40,309
Loss on extinguishment of debt, net					27,090
Transaction expenses and deal costs					4,617
Allowance on loans receivable and investments					(8,902)
Other					(9,428)
Loss from unconsolidated entities					250
Gain on real estate dispositions					(2,533)
Income tax expense					2,153
Net income attributable to noncontrolling interests					1,811
Reported segment NOI	$155,060	$110,821	$135,236	$21,615	$422,732
Adjustments:
Straight-lining of rental income	(1,846)	—	(2,016)	—	(3,862)
Non-cash rental income	(11,902)	—	(2,447)	—	(14,349)
NOI not included in cash NOI[1]	(9,176)	(1,115)	(9,570)	—	(19,861)
Non-segment NOI	—	—	—	(21,615)	(21,615)
NOI impact from change in FX	(185)	(33)	—	—	(218)
Cash NOI	$131,951	$109,673	$121,203	$—	$362,827
Adjustments:
Cash NOI not included in same-store	—	(2,347)	(1,994)	—	(4,341)
NOI impact from change in FX not in same-store	—	1	—	—	1
Same-store cash NOI - constant currency	$131,951	$107,327	$119,209	$—	$358,487
Adjusted Same-store cash NOI:
Less HHS Grants received	—	(7,580)	—	—	(7,580)
Adjusted Same-store cash NOI - constant currency	$131,951	$99,747	$119,209	$—	$350,907
1	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Three Months Ended March 31, 2022 and December 31, 2021

	For the Three Months Ended March 31, 2022
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$38,732
Adjustments:
Interest and other income					(536)
Interest expense					110,794
Depreciation and amortization					289,064
General, administrative and professional fees					42,998
Transaction expenses and deal costs					19,992
Allowance on loans receivable and investments					(54)
Other					(27,190)
Loss from unconsolidated entities					4,269
Gain on real estate dispositions					(2,455)
Income tax benefit					(4,490)
Net income attributable to noncontrolling interests					1,860
Reported segment NOI	$147,553	$175,591	$137,974	$11,866	$472,984
Adjustments:
Straight-lining of rental income	(1,056)	—	(2,785)	—	(3,841)
Non-cash rental income	(11,716)	—	(5,698)	—	(17,414)
NOI not included in cash NOI[1]	(448)	(1,145)	(349)	—	(1,942)
Non-segment NOI	—	—	—	(11,866)	(11,866)
Cash NOI	134,333	174,446	129,142	—	437,921
Adjustments:
Cash NOI not included in same-store	—	(11,236)	(4,475)	—	(15,711)
Same-store cash NOI - constant currency	$134,333	$163,210	$124,667	$—	$422,210
Percentage increase - constant currency	0.1%	19.0%	2.5%		7.5%
Adjusted Same-store cash NOI:
Less HHS Grants received	—	(21,120)	—	—	(21,120)
Adjusted Same-store cash NOI - constant currency	$134,333	$142,090	$124,667	$—	$401,090
Adjusted percentage increase - constant currency	0.1%	5.1%	2.5%		2.6%

	For the Three Months Ended December 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net loss attributable to common stockholders					$(40,854)
Adjustments:
Interest and other income					(13,466)
Interest expense					110,455
Depreciation and amortization					318,959
General, administrative and professional fees					28,602
Loss on extinguishment of debt, net					2,491
Transaction expenses and deal costs					19,318
Allowance on loans receivable and investments					(61)
Other					26,355
Loss from unconsolidated entities					2,306
Gain on real estate dispositions					(24,705)
Income tax benefit					(4,747)
Net income attributable to noncontrolling interests					1,749
Reported segment NOI	$150,526	$131,933	$133,704	$10,239	$426,402
Adjustments:
Straight-lining of rental income	(1,873)	—	(2,429)	—	(4,302)
Non-cash rental income	(11,705)	—	(5,482)	—	(17,187)
NOI not included in cash NOI[1]	(2,767)	8	(1,218)	—	(3,977)
Non-segment NOI	—	—	—	(10,239)	(10,239)
NOI impact from change in FX	(31)	(243)	—	—	(274)
Cash NOI	$134,150	$131,698	$124,575	$—	$390,423
Adjustments:
Cash NOI not included in same-store	—	5,404	(3,006)	—	2,398
NOI impact from change in FX not in same-store	—	2	—	—	2
Same-store cash NOI - constant currency	$134,150	$137,104	$121,569	$—	$392,823
Adjusted Same-store cash NOI:
Less HHS Grants received	—	(1,869)	—	—	(1,869)
Adjusted Same-store cash NOI - constant currency	$134,150	$135,235	$121,569	$—	$390,954
1	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and Same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building and other services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies.

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s Senior Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office and Triple-Net Leased segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for the SHOP and Triple-Net Leased segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Same-Store Cash NOI Guidance by Segment Second Quarter 2022[1,2]
(Dollars in millions)

(unaudited)

	For the Three Months Ended June 30, 2022
	Triple-Net		Senior Housing Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders						$5
Depreciation and Amortization[3]						279
Interest Expense, G&A, Other Income & Expenses[4]						167
Reported Segment NOI[5]	$145		$157	$135	$14	451
Non-Cash and Non-Same-Store Adjustments[5]	(15)		(36)	(14)	(14)	(79)
Same-Store Cash NOI[5]	$130		$121	$121	$—	$372
Percentage (Decrease) Increase	(1.5%)		10.0%	2.25%	NM	3.0%

Low End
Net Income Attributable to Common Stockholders						$(13)
Depreciation and Amortization[3]						281
Interest Expense, G&A, Other Income and Expenses[4]						163
Reported Segment NOI[5]	$144		$139	$134	$14	431
Non-Cash and Non-Same-Store Adjustments[5]	(16)		(27)	(14)	(14)	(71)
Same-Store Cash NOI[5]	$128		$112	$120	$—	$360
Percentage (Decrease) Increase	(3.0	) %	2.0%	1.75%	NM	0.0%

	For the Three Months Ended June 30, 2021
	Triple-Net		Senior Housing Operating	Office	Non-Segment	Total
Prior Year
Net Income Attributable to Common Stockholders						$86
Depreciation and Amortization[3]						251
Interest Expense, G&A, Other Income and Expenses[4]						87
Reported Segment NOI[5]	$155		$111	$137	$21	424
Non-Cash and Non-Same-Store Adjustments[5]	(23)		—	(19)	(21)	(63)
NOI impact from change in FX5	—		(1)	—	—	(1)
Same-Store Cash NOI[5]	$132		$110	$118	$—	$360

	2Q22
GBP (£) to USD ($)	1.31
USD ($) to CAD (C$)	1.27
1

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

2	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
3	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
4

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, transaction expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Totals may not add across due to minor corporate-level adjustments and rounding.

Contacts

Sarah Whitford
(877) 4-VENTAS